Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-111744, 333-14591, and 333-56048 of Kimball International, Inc. on Form S-8 of our report dated September 2, 2008, relating to the consolidated financial statements and financial statement schedules of Kimball International, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Kimball International, Inc. for the year ended June 30, 2008.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP Indianapolis, Indiana September 2, 2008